PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

PATENT COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of September 26, 2006, between CELLEGY PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 1800 Byberry Road, Building 13, Huntingdon Valley, PA 19006, USA (the “Assignor”), and STRAKAN INTERNATIONAL LIMITED, a company organized under the Laws of Bermuda having an office at Galabank Business Park, Galashiels TD1 1QH, UK (the “Assignee”).

WHEREAS, the Assignor has issued to the Assignee a Promissory Note dated as of September 26, 2006, (as amended and in effect from time to time, the “Note”);

WHEREAS, it is a condition precedent to the Assignee’s making any loans to the Assignor under the Note that the Assignor execute and deliver to the Assignee a patent agreement in substantially the form hereof;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Note. In addition, the following terms shall have the meanings set forth in this §1 or elsewhere in this Patent Agreement referred to below:

Lien. Any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), and the rights of the creditor or secured party under any such agreement or instrument.

Patent Agreement. This Patent Collateral Assignment and Security Agreement, as amended and in effect from time to time.

Patent Collateral. All of the Assignor’s right, title and interest in and to all of the Patents, the Patent License Rights, and all other Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property.

Patent License Rights. Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Patents, or Patent Rights, owned or used by third parties in the past, present or future, including the right in the name of the Assignor or the Assignee to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

Patent Rights. Any and all past, present or future rights in, to and associated with the Patents throughout the United States, whether arising under federal law, state law, common law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, or state patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of the Assignor or the Assignee for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

Patents. All United States patents and patent applications listed on Schedule A hereto (as the same may be amended pursuant hereto from time to time), including but not limited to:

(a)  all letters patent of the United States and all applications for letters patent of the United States relating thereto;

(b)  all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

(c)  the inventions disclosed or claimed therein, including the right to make, have made, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

(d)  the right (but not the obligation) to make, have made and prosecute applications for such Patents.

Permitted Liens. The Liens, and the agreements and instruments relating thereto, relating to a portion of the Patent Collateral previously granted by Assignor before the date of this Patent Agreement to PDI, Inc.

Proceeds. Any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral.

PTO. The United States Patent and Trademark Office.

2.  GRANT OF SECURITY INTEREST.

2.1.  Grant. To secure the payment and performance in full of all of the Obligations, the Assignor hereby grants, assigns, transfers and conveys to the Assignee, BY WAY OF COLLATERAL SECURITY, all of the Patent Collateral. THE ASSIGNEE ASSUMES NO LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

2.2.  Permitted Liens. Assignee’s rights under this Patent Agreement, and all provisions and defined terms hereunder (including, without limitation, the definitions of Patent Collateral, Patent License Rights, Patent Rights and Proceeds), are qualified by and subject in all events, to, and, in the case of such definitions exclude any items or rights included within, the Permitted Liens and PDI’s rights thereunder. Nothing in this Patent Agreement shall be interpreted in any way so as to constitute a sale, assignment, transfer, disposition, pledge, lien, security interest or other encumbrance with respect to any of the “Pledged Collateral” as defined in the Permitted Liens, or to limit or impair PDI’s rights under the Permitted Liens in the event of an Event of Default thereunder. Assignee shall not take any action under this Patent Agreement that would impair, conflict with, or otherwise interfere with PDI’s rights under the Permitted Liens, or take any other action pursuant to the rights granted under this Patent Agreement regarding the Pledged Collateral that would cause Assignor to be in breach of its obligations to PDI under the Permitted Liens.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Assignor represents, warrants and covenants that: (a) the Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents; (b) to the best of the Assignor’s knowledge, each of the issued Patents is valid and enforceable; (d) to the best of the Assignor’s knowledge, there is no infringement by others of the Patents or Patent Rights; (d) no claim has been made that the use of any of the Patents does or may violate the rights of any third person, and to the best of the Assignor’s knowledge there is no infringement by the Assignor of the patent rights of others; (e) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents (other than ownership and other rights reserved by third party owners with respect to Patents which the Assignor is licensed to practice or use), free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignor not to sue third persons, other than Permitted Liens and the security agreement and mortgage created by this Patent Agreement; (f) the Assignor has the unqualified right to enter into this Patent Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees which will enable it to comply with the covenants herein contained; (g) this Patent Agreement will create in favor of the Assignee a valid and perfected security interest in the Patent Collateral second in priority only to the Permitted Liens upon making the filings referred to in clause (h) of this §3; and (h) except for the filing of financing statements with Secretary of State for the State of Delaware under the Uniform Commercial Code and the filing of this Patent Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Patent Agreement by the Assignor, or (B) for the perfection of or the exercise by the Assignee of any of its rights and remedies hereunder.

4.  NO TRANSFER OR INCONSISTENT AGREEMENTS.

Without the Assignee’s prior written consent and except for licenses of the Patent Collateral in the ordinary course of the Assignor’s business consistent with its past practices and Permitted Liens, the Assignor will not (a) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral, or (b) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor’s obligations under this Patent Agreement.

5.  PATENT PROSECUTION.

5.1.  Assignor Responsible. The Assignor shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral, and shall hold the Assignee harmless from any and all costs, damages, liabilities and expenses which may be incurred by the Assignee in connection with the Assignee’s title to any of the Patent Collateral or any other action or failure to act in connection with this Patent Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain patent counsel acceptable to the Assignee.

5.2.  Assignor’s Duties, etc. The Assignor shall have the duty, through patent counsel acceptable to the Assignee, to prosecute diligently any patent applications of the Patents pending as of the date of this Patent Agreement or thereafter, and to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed patent application, or any pending patent application or patent, without the consent of the Assignee, which consent shall not be unreasonably withheld. The Assignee hereby appoints the Assignor as its agent for all matters referred to in the foregoing provisions of this §5 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, the Assignee may terminate such agency by providing written notice of termination to the Assignor.

5.3.  Assignor’s Enforcement Rights. The Assignor shall have the right, with the consent of the Assignee, which shall not be unreasonably withheld, to bring suit or other action in the Assignor’s own name to enforce the Patents and the Patent Rights. The Assignee shall be required to join in such suit or action as may be necessary to assure the Assignor’s ability to bring and maintain any such suit or action in any proper forum so long as the Assignee is completely satisfied that such joinder will not subject the Assignee to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify the Assignee for all damages, costs and expenses, including legal fees, incurred by the Assignee pursuant to this §5.

5.4.  Protection of Patents, etc. In general, the Assignor shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Patent Collateral. The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, which would affect the validity, grant or enforcement of any of the Patent Collateral.

5.5.  Notification by Assignor. Promptly upon obtaining knowledge thereof, the Assignor will notify the Assignee in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or the Assignor’s rights, title or interests in and to any of the Patent Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral, the ability of the Assignor or the Assignee to dispose of any of the Patent Collateral or the rights and remedies of the Assignee in relation thereto (including but not limited to the levy of any legal process against any of the Patent Collateral).

6.  LICENSE BACK TO ASSIGNOR.

Unless and until there shall have occurred and be continuing an Event of Default and the Assignee has notified the Assignor that the license granted hereunder is terminated, the Assignee hereby grants to the Assignor the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Patents to make, have made for it, use, sell and otherwise practice the inventions disclosed and claimed in the Patents for the Assignor’s own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Assignee by the Assignor hereby. The Assignor agrees not to sell, assign, transfer, encumber or sublicense its interest in the license granted to the Assignor in this §6, without the prior written consent of the Assignee. Any such sublicenses granted on or after the date hereof shall be terminable by the Assignee upon termination of the Assignor’s license hereunder.

7.  REMEDIES.

If any Event of Default shall have occurred and be continuing, then upon notice by the Assignee to the Assignor, and subject in all events to the Permitted Liens and the limitations imposed on Assignee by virtue of Section 2.2 of this Patent Agreement: (a) the Assignor’s license with respect to the Patents as set forth in §6 shall terminate; (b) the Assignor shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (c) the Assignee shall have, in addition to all other rights and remedies given it by this Patent Agreement and the Note those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Delaware and, without limiting the generality of the foregoing, the Assignee may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Patent Collateral, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral all expenses (including all reasonable expenses for broker’s fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in the Security Agreement. Notice of any sale, license or other disposition of any of the Patent Collateral shall be given to the Assignor at least fifteen (15) days before the time that any intended public sale or other disposition of such Patent Collateral is to be made or after which any private sale or other disposition of such Patent Collateral may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Assignee may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral or interests therein sold, licensed or otherwise disposed of.

8.  COLLATERAL PROTECTION.

If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Assignee, in its own name or that of the Assignor (in the sole discretion of the Assignee), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Assignee for any cost or expense incurred by the Assignee in so doing.

9.  POWER OF ATTORNEY.

If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Assignee (and any officer or agent of the Assignee as the Assignee may select in its exclusive discretion) as the Assignor’s true and lawful attorney-in-fact, with the power to endorse the Assignor’s name on all applications, documents, papers and instruments necessary for the Assignee to use any of the Patent Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent Collateral to any third person, or necessary for the Assignee to assign, pledge, convey or otherwise transfer title in or dispose of the Patent Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Assignee from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Assignee under this power of attorney (except for the Assignee’s gross negligence or willful misconduct). This power of attorney shall be irrevocable for the duration of this Patent Agreement.

10.  FURTHER ASSURANCES.

The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Assignee may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent Agreement, or to assure and confirm to the Assignee the grant, perfection and priority of the Assignee’s security interest in any of the Patent Collateral.

11.  TERMINATION.

At such time as all of the Obligations have been finally paid and satisfied in full, this Patent Agreement shall terminate and the Assignee shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Patent Collateral previously granted, assigned, transferred and conveyed to the Assignee by the Assignor pursuant to this Patent Agreement, as fully as if this Patent Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Assignee pursuant hereto or the Security Agreement.

12.  COURSE OF DEALING.

No course of dealing among the Assignor and the Assignee, nor any failure to exercise, nor any delay in exercising, on the part of the Assignee, any right, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.  EXPENSES.

Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by the Assignee in connection with the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral, shall be borne and paid by the Assignor.

14.  OVERDUE AMOUNTS.

Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Patent Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Note.

15.  NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE ASSIGNEE ASSUMES NO LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR’S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PATENT COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE ASSIGNEE FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE ASSIGNEE WITH RESPECT TO SUCH LIABILITIES.

16.  RIGHTS AND REMEDIES CUMULATIVE.

All of the Assignee’s rights and remedies with respect to the Patent Collateral, whether established hereby or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. Nothing contained in this Patent Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Patent Collateral granted to the Assignee under the Security Agreement, except to the extent of the Permitted Liens.

17.  NOTICES.

All notices and other communications made or required to be given pursuant to this Patent Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by electronic mail or telecopy and confirmed by delivery receipt and/or via courier or postal service, addressed as follows:

(a)  if to the Assignor, at Cellegy Pharmaceuticals, Inc., 1800 Byberry Road, Building 13, Huntington Valley, PA 19006, Attention: President, or at such other address for notice as the Assignor shall last have furnished in writing to the person giving the notice, with copies to Weintraub Genshlea Chediak, 400 Capitol Mall, 11th floor, Sacramento, CA 95814, Attention: Kevin Kelso, Esq.; and

(b)  if to the Assignee, at Strakan International Limited, Galabank Business Park, Galashiels TD1 1QH, UK, Attention: Andrew McLean, General Counsel and Company Secretary or at such other address for notice as the Assignee shall last have furnished in wiring to the person giving the notice with copies to Bingham McCutchen LLP. 150 Federal Street, Boston, MA 02110, Attention : James C. Stokes, Esq.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (c) if sent by electronic mail or telecopy, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

18.  AMENDMENT AND WAIVER.

This Patent Agreement is subject to modification only by a writing signed by the Assignee and the Assignor. The Assignee shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Assignee. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

19.  GOVERNING LAW; CONSENT TO JURISDICTION.

THIS PATENT AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The Assignor agrees that any suit for the enforcement of this Patent Agreement may be brought in the courts of the State of Delaware or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in §17. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

20.  WAIVER OF JURY TRIAL.

THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PATENT AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignor (a) certifies that neither the Assignee nor any representative, agent or attorney of the Assignee has represented, expressly or otherwise, that the Assignee would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the Note, the Assignee is relying upon, among other things, the waivers and certifications contained in this §20.

To the extent not prohibited by applicable law which cannot be waived, the Assignor and the Assignee hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Patent Agreement or the subject matter hereof or any obligation or in any way connected with or related or incidental to the dealings of the Assignor or the Assignee in connection with any of the above, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. The Assignor or the Assignee may file the original of this Patent Agreement or a copy of this §20 with any court as written evidence of the consent of the Assignor and the Assignee to the waiver of its right to trial by jury.

21.  MISCELLANEOUS.

The headings of each section of this Patent Agreement are for convenience only and shall not define or limit the provisions thereof. This Patent Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its successors and assigns, and shall inure to the benefit of the Assignee and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Patent Agreement and the Note the provisions of the Note shall control. If any term of this Patent Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Patent Agreement.

IN WITNESS WHEREOF, this Patent Agreement has been executed as of the day and year first above written.

CELLEGY PHARMACEUTICALS, INC.

By:_/s/ Richard C. Williams____________
Name: Richard Williams
Title:

STRAKAN INTERNATIONAL LIMITED

By:__/s/ Wilson Totten_______________
Name: Wilson Totten
Title: CEO and Director

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF  )
) ss.
COUNTY OF  )
On this ___ day of __________________, 2006, before me, the undersigned notary public, personally appeared ______________________, proved to me through satisfactory evidence of identification, which were _____________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as ______________ for __________________, a _______________________).

______________________________

(official signature and seal of notary)

My commission expires:

--

SCHEDULE A

TO

PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

Patents owned by Cellegy Pharmaceuticals, Inc.:

Patent Description	Patent/ Application No.	Issue Date/ Filing Date	Status of Patent

Compounds and methods for the treatment of urogenital disorders	2005236096	09/26/2005	PUBLISHED (20060030622 02/09/2006)

Compounds and methods for the treatment of urogenital disorders	6,987,129	01/17/2006	ISSUED

Microdose therapy	2003460061	06/11/2003	PUBLISHED (20050197300 09/08/2005)

Taper well meter dose pump	6,889,875	05/10/2005	ISSUED

Nitric oxide donor composition and method for treatment of anal disorders	2003669099	09/22/2003	PUBLISHED (20050075391 04/07/2005)

Methods for remodeling neuronal and cardiovascular pathways	2004869755	06/15/2004	PUBLISHED (20040234619 11/25/2004)

Methods for remodeling neuronal and cardiovascular pathways	6,787,553	09/07/2004	ISSUED

Compositions and methods for the treatment of anorectal disorders	6,627,632	09/30/2003	ISSUED

Penetration enhancing and irritation reducing systems	2003389715	03/12/2003	PUBLISHED (20030166625 09/04/2003)

Microdose therapy	6,610,652	08/26/2003	ISSUED

Compositions and methods for the treatment of anorectal disorders	2002198250	07/17/2002	PUBLISHED (20020187990 12/12/2002)

Penetration enhancing and irritation reducing systems	6,579,865	06/17/2003	ISSUED

Methods for remodeling neuronal and cardiovascular pathways	6,458,797	10/01/2002	ISSUED

Microdose therapy	6,423,683	07/23/2002	ISSUED

Compositions and methods for the treatment of anorectal disorders	6,395,736	05/28/2002	ISSUED

Penetration enhancing and irritation reducing systems	6,319,913	11/20/2001	ISSUED

Compositions and methods for the treatment of anorectal disorders	6,391,869	05/21/2002	ISSUED

Topical nitric oxide donor compositions	6,287,601	09/11/2001	ISSUED

Methods for remodeling neuronal and cardiovascular pathways	6,284,763	09/04/2001	ISSUED

Microdose therapy	6,165,975	12/26/2000	ISSUED

Treatment of equine laminitis	6,045,827	04/04/2000	ISSUED

Treatment of equine laminitis	5,891,472	04/06/1999	ISSUED

Nitric oxide donor composition and method for treatment of anal disorders	5,693,676	12/02/1997	ISSUED

Pharmacologic preparation for the treatment of anal disorders	5,504,117	04/02/1996	ISSUED